UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 3, 2022
Date of Report (date of earliest event reported)
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JUSHI HOLDINGS INC.
(Exact name of registrant as specified in its charter)
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British Columbia (State or other jurisdiction of incorporation or organization)	000-56468 (Commission File Number)	98-1547061 (I.R.S. Employer Identification Number)
301 Yamato Road, Suite 3250 Boca Raton, FL 33431
(Address of principal executive offices and zip code)
(561) 617-9100
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On October 3, 2022, Jushi Holdings Inc. (the “Company”) increased the size of its Board of Directors (the “Board”) in accordance with the Company’s Articles from five to six directors, filling the vacancy on the Board. On October 3, 2022, the Board appointed Billy “Bill” Wafford to fill the vacancy on the Board, with an initial term expiring immediately prior to the Company’s 2023 annual general meeting of stockholders. The Company determined that Mr. Wafford qualifies as an independent director under the Canadian Securities Administrators Guidelines and in accordance with National Instrument 52-110—Audit Committees (NI 52-110). Mr. Wafford was also named to the Audit Committee of the Board and will serve as Chairman of the Audit Committee.
Mr. Wafford is a highly skilled leader with over 25 years of finance and management consulting experience. Over the course of his career, Mr. Wafford has led all aspects of finance, strategy, and execution within several Fortune 500 public and private companies in the retail industry. His deep breadth of experience spans various functions, including accounting, corporate venture capital, M&A, and real estate, in addition to corporate strategy, investor relations, internal audit functions, and procurement and supply chain management. The Company believes that Mr. Wafford is qualified to serve on our Board due to his demonstrated leadership and his experience.
Subject to Board approval, Mr. Wafford will receive cash compensation in the amount of $90,000 per annum. His annual cash retainer will be prorated for 2022 to reflect his expected term. Mr. Wafford will also receive $125,000 worth of equity grants per annum under the Company’s equity plan.
In connection with Mr. Wafford’s appointment to the Board, the Company will enter into an indemnification agreement with Mr. Wafford in accordance with the Company’s standard practice and pursuant to the form previously approved by the Board, which form was filed as Exhibit 10.27 to the Company’s registration statement on Form S-1, as amended, which was initially filed with the SEC on July 22, 2022 and declared effective on August 12, 2022.
There have not been any transactions since the beginning of the Company’s last fiscal year, nor are there any proposed transactions, in which the Company was or is to be a participant involving amounts exceeding $120,000 and in which Mr. Wafford had or will have a direct or indirect material interest. There are no arrangements or understandings between Mr. Wafford and the Company or any other persons pursuant to which Mr. Wafford was appointed as a director of the Company.

A press release announcing Mr. Wafford’s appointment to the Board is attached as Exhibit 99.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Number	Description
99.1	Press Release of Jushi Holdings Inc. dated October 4, 2022 titled “Jushi Holdings Inc. Strengthens Board of Directors and Senior Leadership Team.”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUSHI HOLDINGS INC.
Date:	October 7, 2022	By:	/s/ Jon Barack
Jon Barack
President and Interim Chief Financial Officer